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                                   SUPPLY AGREEMENT


     THIS SUPPLY AGREEMENT (this "Agreement") effective as of March 31, 1995, is by and between CARALOE, INC., a Texas corporation ("Seller"), and EMPRISE INTERNATIONAL, INC., a Texas corporation ("Buyer"),

                                    WITNESSETH:

     WHEREAS, Seller desIres to sell to Buyer, and Buyer desires to purchase from Seller, bulk aloe vera mucilaginous polysaccharide (hereinafter referred to under the product name of "MANAPOL-TM-") in the quantities, at the price, and upon the terms and conditions hereinafter set forth; and

     WHEREAS, simultaneously with the execution of this Agreement, Seller and Buyer are entering into a Trademark License Agreement of even date herewith (the "License Agreement") pursuant to which, among other things, Seller is granting to Buyer a license to use the product name MANAPOL-TM- in connection with the labeling, advertising and sale of products manufactured by or for Buyer that contain MANAPOL-TM-;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. TERM. The term of this Agreement shall commence on April 1, 1995, and shall end at midnight on March 31, 2000, unless sooner terminated as provided herein (the "Term"). This Agreement shall terminate automatically upon the expiration or termination of the License Agreement.

     2.   SALE AND PURCHASE.

     (a) Subject to the terms and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, during each year of the Term, not less than the quantity of MANAPOL-TM- specified for such year below:


               YEAR                                    QUANTITY
               ----                                    --------

From April 1, 1995 to March 31, 1996 Not less than 225 kilograms per month From April 1, 1996 to March 31, 1997 Not less than 225 kilograms per month From April 1, 1997 to March 31, 1998 Not less than 270 kilograms per month From April 1, 1998 to March 31, 1999 Not less than 324 kilograms per month From April 1, 1999 to March 31, 2000 Not less than 388 kilograms per month

     (b) Buyer agrees that all MANAPOL-TM- purchased by it hereunder or under the Supply Agreement between the parties dated May 16, 1994 (the "Prior Supply Agreement") shall be used only as an additive in human health food products, new products to include skin care, cosmetics, health care products, those mutually agreed upon by the parties, and all those currently being sold by Buyer; and manufactured by or for Buyer that are intended for sale to

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the ultimate consumer in the United States or elsewhere, subject to compliance with Buyer's obligations under the License Agreement, including without limitation Buyer's obligations under Article III thereof. All food products manufactured by or for Buyer that contain MANAPOL-TM- purchased by Buyer from Seller (under this Agreement or the Prior Supply Agreement) are herein called "Buyer Products".

     (c) During the Terms Buyer shall have the exclusive right to purchase MANAPOL-TM- from Seller or its affiliates for use as an additive in human health food products that are intended for sale to the ultimate consumer in the United States, Canada and Mexico.

     3. QUALITY. Seller warrants to Buyer that all MANAPOL-TM- sold by Seller pursuant to this Agreement will conform to the quality specifications set forth in EXHIBIT A to this Agreement, EXCEPT AS PROVIDED IN THIS PARAGRAPH 3, THERE ARE NO WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS AND FITNESS FOR A PARTICULAR PURPOSE, MADE WITH RESPECT TO THE MANAPOL-TM- TO BE SOLD HEREUNDER, AND NONE SHALL BE IMPLIED BY LAW.

     4. DELIVERIES. Buyer shall instruct Seller from time to time during the Term, by placing a purchase order with Seller reasonably in advance of the date Buyer desires MANAPOL-TM- to be delivered to it hereunder, (i) as to the quantities of MANAPOL-TM- to be delivered to Buyer, (ii) as to the specific date of delivery, (iii) as to the specific location of delivery and (iv) as to the carrier or particular type of carrier for such delivery. During the Term, Buyer shall provide Seller (a) on an annual basis prior to the beginning of each year of the Term a nonbinding forecast of Buyer's minimum and maximum aggregate delivery requirements for MANAPOL-TM- for such year (provided that such forecast for the initial year of the Term shall be provided to Seller by April 15, 1995), and (b)on a quarterly basis at least 30 days prior to the end of each three-month period of the Term a forecast acceptable to Seller (which shall be binding on Buyer) of Buyer's minimum and maximum delivery requirements for MANAPOL-TM- for each month of the three-month period (provided that such forecast for the initial three-month period of the Term ending on June 30, 1995, shall be provided to Seller by April 15, 1995). The quantities of MANAPOL-TM-ordered by Buyer pursuant to this Agreement from time to time shall be spaced in a reasonable manner, and Buyer shall order such quantities in accordance with Buyer's binding forecasts. In no event shall Seller be required to deliver to Buyer in any three-month period a quantity of MANAPOL-TM- in excess of 125% of the maximum delivery requirement for such period set forth in the binding forecast for such period accepted by Seller. Deliveries of MANAPOL-TM- shall be made by Seller under normal trade conditions in the usual and customary manner being utilized by Seller at the time and location of the particular delivery. The MANAPOL-TM- delivered to Buyer hereunder shall be packaged in 3 kilogram or 10 kilogram containers. All deliveries of MANAPOL-TM- to Buyer hereunder shall be made by Seller F.O.B. at the facilities of Seller or its affiliates located in Dallas or Irving, Texas.


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     5.   PURCHASE PRICE.

     (a) All MANAPOL-TM- to be purchased by Buyer under this Agreement shall be purchased by it, during the first two years of the Term, at a price of $1,200 per kilogram and, during the last three years of the Term, at the price per kilogram agreed upon by the parties for such three-year period pursuant to the provisions of Paragraph 5(b) hereof. Buyer shall bear all freight, insurance and similar costs, and all sales taxes, with respect to such purchases. The purchase price of MANAPOL-TM-, together with all related freight, insurance and similar costs, and sales taxes, shall be paid by Buyer to Seller within 30 days after the date of invoice.

     (b) Not later than February 1, 1997, Seller and Buyer shall commence good with negotiations to determine and agree upon the price of MANAPOL-TM- to be purchased by Buyer hereunder during the last three years of the Term. If the parties are unable to so agree on such price by March 15, 1997, this Agreement shall terminate effective at midnight on March 31, 1997. Nothing contained in this Paragraph 5(b) shall be deemed to (i) obligate the parties to agree upon such price, (ii) obligate a party to negotiate with the other party regarding such price if such other party is then in breach of or in default under this Agreement or the License Agreement or (iii) limit the rights of the parties under Paragraph 9 hereof.

     6.   ROYALTIES.

     (a) As additional consideration for the rights granted to Buyer pursuant to Paragraph 2 hereof, Buyer shall pay to Seller a royalty in an amount equal to three percent (3%) of the net sales price of all Buyer Products sold by or on behalf of Buyer or its affiliated companies or their respective distributors on or after April 1, 1995 that receive "Bonus Volume" as that term is defined in schedule 1 attached hereto and made a part hereof. Generally, however, the term "Bonus Volume" shall mean the dollar amount assigned by Buyer to Buyer Products for the purpose of paying commissions or bonuses to its distributors. It shall be presumed that all products listed on schedule 1 shall remain thereon unless both parties mutually agree to their deletion and it shall be further presumed that all new products shall be added to the schedule unless the parties agree that they should not. Generally, sales aides, brochures, and travel related programs are presumed not to be included. Sales Kits will be excluded except that product listed on schedule 1 will be given a mutually agreed upon discounted value and a royalty shall be paid on these product inclusions into a sales kit;

     (b) Buyer hereby agrees that payment of royalties to Seller pursuant to Paragraph 6(a) shall be made with respect to each calendar quarter, and shall be made within 30 days following the end of each calendar quarter, with respect to all Buyer Products sold during such calendar quarter. Payment of royalties shall be accompanied by a report of Buyer to Seller setting forth in reasonable detail the calculation of such royalties and containing such other information as Seller may reasonably request in connection with such calculation Buyer agrees that it will at all times keep complete, separate and accurate books of account with respect to the sale of Buyer Products in sufficient detail to permit the accurate preparation of such reports and to enable Seller to ascertain the royalties accruing and payable hereunder. Buyer further agrees


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to permit Seller and its authorized representatives to have access to such books of account during ordinary business hours for the purpose of verifying the accuracy of Buyer's reports.

     (c) The Buyer shall buy the 225 kilograms per month. Buyer shall provide Seller with the total usage on a monthly basis. When the monthly use of MANAPOL-TM- exceeds 225 kilograms per month Buyer shall pay Seller a 3% royalty on all product sales.

     7. CONFIDENTIALITY. In the performance of Seller's obligations Pursuant to this Agreement or the License Agreement, Buyer may acquire from Seller or its affiliates technical, commercial, operating or other proprietary information relative to the business or operations of Seller or its affiliates (the "Confidential Information"). Buyer shall maintain the confidentiality, and take all necessary precautions to safeguard the secrecy, of any and all Confidential Information it may acquire from Seller or its affiliates. Buyer shall not use any of such Confidential Information for its own benefit or for the benefit of anyone else. Buyer shall not publicly disclose the existence of this Agreement or the terms hereof without the prior written consent of Seller.

     8. FORCE MAJEURE. Seller shall not have any liability hereunder if it shall be prevented from performing any of its obligations hereunder by reason of any factor beyond its control, including, without limitation, fire, explosion, accident, riot, flood, drought, storm, earthquake, lightning, frost, civil commotion, sabotage, vandalism, smoke, hail, embargo, act of God or the public enemy, other casualty, strike or lockout, or interference, prohibition or restriction imposed by any government or any officer or agent thereof ("Force Majeure"), and Seller's obligations, so far as may be necessary, shall be suspended during the period of such Force Majeure and shall be canceled in respect of such quantities of MANAPOL-TM- as would have been sold hereunder but for such suspension. Seller shall give to Buyer prompt notice of any such Force Majeure, the date of commencement thereof and its probable duration and shall give a further notice in like manner upon the upon the termination thereof.
Each party hereto shall endeavor with due diligence to resume compliance with its obligations hereunder at the earliest date and shall do all that it reasonably can to overcome or mitigate the effects of any such Force Majeure upon its obligations wider this Agreement.

     9.   RIGHTS UPON DEFAULT.

     (a) SELLER'S RIGHTS UPON DEFAULT. If Buyer (i) fails to purchase the quantities of MANAPOL-TM- specified for purchase by Buyer hereunder, (ii) fails to make a payment hereunder when due or (iii) otherwise breaches any term of this Agreement, and such failure or breach is not cured to Seller's reasonable satisfaction within 5 days (in the case of a failure to make a payment) or 30 days (in any other case) after receipt of notice thereof by Buyer, or if Buyer fails to perform or observe any covenant or condition on its part to be performed or observed under the License Agreement when required to be performed or observed, and such failure continues after the applicable grace period, if any, specified in the License Agreement, Seller may refuse to make further deliveries hereunder and may terminate this Agreement upon notice to Buyer and, in addition, shall have such other rights and remedies, including the Seller to recover damages, as are available to Seller under applicable law or otherwise. If Buyer


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becomes bankrupt or insolvent, or if a petition in bankruptcy is filed by or against it, or if a receiver is appointed for it or its properties, Seller may refuse to make further deliveries hereunder and may terminate this Agreement upon notice to Buyer, without prejudice to any rights of Seller existing hereunder or under applicable law or otherwise. Any subsequent shipment of MANAPOL-TM- by Seller after a failure by Buyer to make any payment hereunder, or after any other default by Buyer hereunder, shall not constitute a waiver of any rights of Seller arising out of such prior default; nor shall Seller's failure to insist upon strict performance of any provision of this Agreement be deemed a waiver by Seller of any of its rights or remedies hereunder or under applicable law or a waiver by Seller of any subsequent default by Buyer in the performance of or compliance with any of the terms of this Agreement.

     (b) BUYER'S RIGHTS UPON DEFAULT. If Seller fails in any material respect to perform its obligations hereunder, and such failure is not cured to Buyer's reasonable satisfaction with in 30 days after receipt of notice thereof by Seller, Buyer shall have the right to refuse to accept further deliveries hereunder and to terminate this Agreement upon notice to Seller and, in addition, shall have such other rights and remedies, including the right to recover damages, as are available to Buyer under applicable law or otherwise. Any subsequent acceptance of delivery of MANAPOL-TM- by Buyer after any default by Seller under this Agreement shall not constitute a waiver of any rights of Buyer arising out of such prior default; nor shall Buyer's failure to insist upon strict performance of any provision of this Agreement be deemed a waiver by Buyer of any of its rights or remedies hereunder or under applicable law or a waiver by Buyer of any subsequent default by Seller in the performance of or compliance with any of the terms of this Agreement.

     10. DISCLAIMER AND INDEMNITY Buyer shall assume all financial and other obligations for Buyer Products, and Seller shall not incur any liability or responsibility to Buyer or to third parties arising out of or connected in any manner with Buyer Products. In no event shall Seller be liable for lost profits, special damages, consequential damages or contingent liabilities arising out of or connected in any manner with this Agreement or Buyer Products. Buyer shall defend, indemnify and hold harmless Seller and its affiliates, and their respective officers, directors, employees and agents, from and against all claims, liabilities, demands, damages, expenses and losses (including reasonable attorneys's fees and expenses) arising out of or connected with (i) any manufacture, use, sale or other disposition of Buyer Products, or any other products of Buyer, by Buyer or any other party and (ii) any breach by Buyer of any of its obligations under this Agreement or the License Agreement.

     11. EQUITABLE RELIEF. A breach by Buyer of the provisions of Paragraph 2(b) shall cause Seller to suffer irreparable harm and, in such event, Seller shall be entitled, as a matter of right, to a restraining order and other injunctive relief from any court of competent jurisdiction, restraining any further violation thereof by Buyer, its officers, agents, servants, employees and those persons in active concert or participation with them. The right to a restraining order or other injunctive relief shall be supplemental to any other right or remedy Seller may have, including, without limitation, the recovery of damages for the breach of such provisions or of any other provisions of this Agreement.


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     12.  SURVIVAL. The expiration or termination of the Term shall not impair the right or obligation of either party hereto which shall have accrued hereunder prior to such expiration or termination. The provisions of Paragraphs 2(b), 6, 7, 9, 10 and 11 hereof, and the rights and obligation of the parties thereunder, shall survive the expiration or termination of the Term.

     13. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

     14. SUCCESSION. Neither party hereto may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder (including, without limitation, by merger or consolidation) without the prior written consent of the other party; provided, however, that Seller may assign any of its rights or obligations hereunder to any affiliate of Seller. Subject to the immediately preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     15. ENTIRE AGREEMENT. This Agreement and the License Agreement constitute the entire agreement between the parties hereto relating to the matters covered hereby and Supersede any and all prior understandings, whether written or oral, with respect to such matters, including the Prior Supply Agreement. The terms of this Agreement shall prevail over any inconsistent terms contained in any purchase order issued by Buyer and acknowledgment or acceptance thereof issued by Seller. No modification, waiver or discharge of this Agreement or any of its terms shall be binding unless in writing and signed by the party against which the modification, waiver or discharge is sought to be enforced. This Agreement is separate from and, except for the License Agreement, unrelated to any other agreement between the parties hereto and has been entered into for separate and independent consideration, the sufficiency of which is hereby acknowledged by the parties.

     16. NOTICES. All notices and other communications with respect to this Agreement shall be in writing and shall be deemed to have been duly given when delivered Personally or when duly deposited in the mails, first class mail, Postage prepaid, to the address set forth below, or such other address hereafter specified in like manner by one party to the other:

     If to Seller:  Caraloe, Inc.
                    2001 Walnut Hill Lane
                    Irving, Texas 75038


     If to Buyer:   Emprise International, Inc.
                    2010 North Highway 360
                    Grand Prairie, Texas 75050
                    Attention: President

     17. INTERPRETATION. In the event that any provision of this Agreement is illegal, invalid or unenforceable as Written but may be rendered legal, valid and enforceable by limitation thereof, then such provision shall be deemed to be legal, valid and enforceable to the


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maximum extent Permitted by applicable law. The illegality, invalidity or unenforceability in its entirety of any Provision hereof will not affect the legality, validity or enforceability of the remaining Provisions of this Agreement.

     18. NO INCONSISTENT ACTIONS. Each party hereto agrees that it will not voluntarily undertake any action or course of action inconsistent with the provisions or intent of this Agreement and, subject to the provisions of Paragraph 8 hereof, will promptly do an acts and take all measures as may be appropriate to comply with the terms, conditions and provisions of this Agreement

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                         CARALOE, INC



                         By:  /s/ Carlton E. Turner
                              ------------------------------------

                              Name: Carlton E. Turner
                                   -------------------------------

                              Title: Chief Operating Officer
                                     -----------------------------

                         EMPRISE INTERNATIONAL, INC.


                         By: /s/ William C. Fioretti
                             -------------------------------------

                              Name: William C. Fioretti
                                    ------------------------------
                                    William C. Fioretti

                              Title: Chief Executive Officer


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